UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to Section 240.14a-12

KENDLE INTERNATIONAL INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Kendle and INC Research Merger Agreement

Customer Frequently Asked Questions (FAQ)

Q1:	What is happening?

A1:	On May 4, Kendle and INC Research jointly announced a definitive merger agreement under which INC will acquire Kendle in an all-cash transaction with a total equity value of approximately $232 million.

Q2:	Who is INC Research?

A2:	INC Research (www.incresearch.com) is a therapeutically focused global CRO headquartered in Raleigh, North Carolina, with more than 2,000 employees in 40 countries worldwide and extensive expertise in managing global Phase I to IV clinical development programs.

Q3:	Is INC a public company?

A3:	INC Research is privately held by Avista Capital Partners and Ontario Teachers’ Pension Plan. These firms are well-regarded private equity investors in the healthcare field committed to investing in our new organization’s future growth and success.

Q4:	How long has INC Research been conducting clinical trials?

A4:	INC Research was founded in 1985 as an academic research organization at the University of Virginia specializing in CNS trials.

Q5:	When will the transaction be completed?

A5:	The transaction is scheduled to close in the third quarter of 2011 subject to shareholder and regulatory approvals and satisfaction of customary closing conditions.

Q6:	What are the financial details of the transaction?

A6:	INC Research agreed to acquire Kendle in an all-cash transaction with a total equity value of approximately $232 million subject to the terms of the merger agreement. This is what we can share with you at this time.

Q7:	Upon completion of the transaction, where will the new organization rank among other CROs?

A7:	The combined organization will employ more than 5,000 associates in 42 countries, ranking it among the top-tier CROs worldwide based on size, scale and geographic depth.

Q8:	What types of associates are employed by INC Research and where are they located?

A8:	INC Research employs approximately 2,000 associates in the United States, Europe, Latin America, Asia/Pacific and Africa. These associates provide expertise spanning the full range of clinical development services, including project managers, clinical monitoring and support staff, regulatory/medical writers, physicians, biometrics, etc.

Q9:	Why is Kendle selling to INC Research?

A9:	Joining with INC Research, a CRO with a strong therapeutic focus, will strengthen our ability to deliver the broader geographic, therapeutic and functional expertise our customers increasingly require. This move also will provide us with significantly expanded global capacity to deliver on the strategic outsourcing needs of our customers. INC Research shares our same values and commitment to quality, and has the same unwavering passion for bringing new medicines to market to improve patient health.

Q10:	How does this transaction benefit Kendle’s customers?

A10:	Combining our highly complementary assets will provide the scale and scope for the combined company to deliver outstanding global teams, therapeutic expertise and operational excellence for clinical trials of all sizes. Because both companies are known for conducting high-quality clinical work and share a common culture based on excellent service delivery, we will be able to maintain a customer-centric focus on each individual project. Key benefits for our customers include:

•	Significantly expanded scale and resources for delivery of large global programs and strategic outsourcing opportunities

•	Broadened therapeutic expertise in such key therapeutic areas as central nervous system, oncology and women’s health and key populations such as pediatrics

•	Expanded geographic capabilities, particularly in the key emerging markets of Central and Eastern Europe and Asia/Pacific

•	Strengthened global project leadership, clinical monitoring capability and study start-up expertise

After closing, the new organization will be more strongly positioned to work in operational and alliance partnerships with large biopharmaceutical companies.

Q11:	Will there be any interruption of service or changes to my projects?

A11:	No. We will maintain business as usual. You should experience no delays in your studies as a result of this announcement. Current project assignments, customer teams and systems will remain in place and will proceed as planned.

Q12:	What is the plan for integration? When will the integration be completed?

A12:	A joint integration team will be formed to carefully plan key integration priorities and a detailed implementation that will commence when this transaction closes. We want to assure you customer satisfaction will remain our top priority during this process.

Q13:	What will the combined company be called? Are you still Kendle? Where will the headquarters of the combined company be located? Kendle’s operations and INC Research’s operations overlap in a number of areas. Will some offices be closed?

A13:	We are working through many details. As Kendle is a public company, we are limited by federal securities regulations and other laws with respect to our ability to disclose certain developments and/or our related expectations. We will share more information when we can.

Q14:	How will the transaction affect systems and processes being used for any current studies already underway?

A14:	Our key imperative is “business as usual,” maintaining the high level of service and expertise our customers have come to know and expect from Kendle. You should experience no delays in your studies as a result of this announcement. Current project assignments, customer teams and systems will remain in place and will proceed as planned.

Q15:	When will I receive more information?

A15:	Additional information will be provided as we progress. Please let me know if you have any specific information requests.

Q16:	What if I have questions?

A16:	As your Kendle contact I am happy to answer any questions you may have. In addition, any members of our executive team will be happy to speak with you as needed.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between the Company and Parent and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company and Parent. Actual results may differ materially from the results anticipated in these forward-looking statements. There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by the Company’s shareholders; the ability to obtain required regulatory approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of the Company; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers or other business partners. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement the Company intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s web site (http://www.sec.gov) at no charge. The Company assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information

This communication is being made in respect of the proposed merger transaction involving Kendle and INC Research. In connection with the proposed transaction, Kendle will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available, and before making any voting decision, as it will contain important information about the transaction. Shareholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by Kendle regarding the Company, INC Research and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Kendle at info@kendle.com.

Participants in the Solicitation

Kendle and its executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from Kendle’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information regarding the officers and directors of Kendle is included in its Annual Report on Form 10-K for the year ended Dec. 31, 2010, and the Company’s notice of Annual Meeting of Shareholders and Proxy Statement, which were filed with the Securities and Exchange Commission on March 16, 2011, and April 15, 2011, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of Kendle’s shareholders generally, will be contained in the proxy statement (when filed) and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.